EXHIBIT 5.1

April 1, 2013

Greenestone Healthcare Corporation

5734 Yonge Street, Suite 300

Toronto A6 M2M 4E7

Canada

Re: Greenestone Healthcare Corporation, Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Greenestone Healthcare Corporation, a Colorado corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of 10,000,00 shares of the Company’s common stock (the “Plan Shares”) issuable pursuant to the Company’s 2013 Stock Option Plan, as well as 1,500,000 common stock issued to the undersigned individually pursuant to this firm’s retainer agreement with the Company (together with the Plan Shares, the “Shares”).

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the 2013 Stock Option Plan and the Company’s retainer agreement with this firm; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement becomes effective under the Act, such Shares will, when issued pursuant to the terms of the 2013 Stock Option Plan and the Company’s retainer agreement with this firm, be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Sincerely,

/s/ Sunny J. Barkats

Sunny J. Barkats, Partner

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Greenestone Healthcare Corporation.

Very truly yours,

/s/ Sunny J. Barkats

JS Barkats, PLLC